As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	500 Canal Street Lewiston, Maine 04240	01-0425066
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(IRS Employer Identification No.)
NORTHEAST BANCORP AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN (Full title of the plan)

Richard Wayne

Chief Executive Officer

Northeast Bancorp

500 Canal Street

Lewiston, Maine 04240

(207) 786-3245

(Name, address and telephone number, including area code, of agent for service)

With copies to:

William P. Mayer, Esq.

Samantha M. Kirby, Esq.

Goodwin Procter LLP

53 State Street

Boston, MA

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	600,000	$9.325	$5,595,000	$763.16

(1)	This registration statement relates to an aggregate of 600,000 additional shares of voting common stock, par value $1.00 per share (the “Voting Common Stock”), and non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock,” together with the Voting Common Stock, the “Common Stock”), of Northeast Bancorp that may be issued under the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (the “Plan”) plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event. This registration also relates to shares of Non-Voting Common Stock that may be issued in lieu of Voting Common Stock to certain persons who so elect or are obligated to hold shares of Non-Voting Common Stock in accordance with the registrant’s articles of incorporation.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Northeast Bancorp’s common stock on January 28, 2013, as reported on the Nasdaq Global Market.

INTRODUCTORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Northeast Bancorp 2010 Stock Option and Incentive Plan is effective. Therefore, this registration statement consists only of the following: the facing page, the required statement regarding incorporation by reference set forth below, the required opinions and consents, the signature page, and information that is required in this registration statement that is not in the earlier registration statement.

This registration statement hereby incorporates by reference the contents of Northeast Bancorp’s earlier registration statement on Form S-8, File No. 333-171466, filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2010. After giving effect to this filing, an aggregate of 1,410,054 shares of Voting Common Stock and Non-Voting Common Stock have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The documents listed below, which have previously been filed by Northeast Bancorp with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a) Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the Commission on September 28, 2012 (including the portions of the Definitive Proxy Statement on Schedule 14A filed on October 18, 2012 and incorporated by reference into that Form 10-K);

(b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Commission on November 14, 2012;

(c) Current Reports on Form 8-K filed with the Commission on October 3, 2012 and November 29, 2012; and

(e) The description of the Voting Common Stock contained in the Registration Statement on Form S-4, as amended, File No. 333-167295, filed with the Commission on June 15, 2010, and the description of the Non-Voting Common Stock contained in the Registration Statement on Form S-8, File No. 333-171466, filed with the Commission on December 29, 2010.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8.	Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

4.1	Amended and Restated Articles of Incorporation, dated December 29, 2010 of Northeast Bancorp (incorporated by reference to Annex D of Northeast Bancorp’s Registration Statement on Form S-4, as amended (File No. 333-167295)).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Northeast Bancorp (incorporated by reference to Exhibit 3.1 of Northeast Bancorp’s Current Report on Form 8-K filed on March 22, 2011).

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Northeast Bancorp (incorporated by reference to Exhibit 3.1 of Northeast Bancorp’s Current Report on Form 8-K filed on November 29, 2012).

5.1	Legal opinion from Pierce Atwood LLP.*

23.1	Consent of Shatswell, MacLeod & Company, P.C.*

23.2	Consent of Pierce Atwood LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).*

24.1	Power of attorney (included in the signature page to this registration statement).*

99.1	Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (incorporated by reference to Appendix B of Northeast Bancorp’s Definitive Proxy Statement filed on October 18, 2012).

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewiston, State of Maine, on this 31st day of January, 2013.

NORTHEAST BANCORP

By:	/s/ Richard Wayne
Richard Wayne
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Northeast Bancorp, hereby severally constitute Richard Wayne and Claire Bean and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Northeast Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Wayne Richard Wayne	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2013

/s/ Claire Bean Claire Bean	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2013

/s/ Robert Glauber Robert Glauber	Chairman of the Board	January 31, 2013

/s/ Matthew Botein Matthew Botein	Director	January 31, 2013

/s/ Cheryl Dorsey Cheryl Dorsey	Director	January 31, 2013

/s/ Peter McClean Peter McClean	Director	January 31, 2013

/s/ John C. Orestis John C. Orestis	Director	January 31, 2013

Adam Shapiro	Director

/s/ David Tanner David Tanner	Director	January 31, 2013

/s/ Judith E. Wallingford Judith E. Wallingford	Director	January 31, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, dated December 29, 2010 of Northeast Bancorp (incorporated by reference to Annex D of Northeast Bancorp’s Registration Statement on Form S-4, as amended (File No. 333-167295)).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Northeast Bancorp (incorporated by reference to Exhibit 3.1 of Northeast Bancorp’s Current Report on Form 8-K filed on March 22, 2011).

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Northeast Bancorp (incorporated by reference to Exhibit 3.1 of Northeast Bancorp’s Current Report on Form 8-K filed on November 29, 2012).

5.1	Legal opinion from Pierce Atwood LLP.*

23.1	Consent of Shatswell, MacLeod & Company, P.C.*

23.2	Consent of Pierce Atwood LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).*

24.1	Power of attorney (included in the signature page to this registration statement).*

99.1	Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (incorporated by reference to Appendix B of Northeast Bancorp’s Definitive Proxy Statement filed on October 18, 2012).

*	Filed herewith